UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 28, 2010

CRACKER BARREL OLD COUNTRY STORE, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2011 Salaries for Named Executive Officers

On July 28, 2010, the Compensation Committee of Cracker Barrel Old Country Store, Inc. (the "Company") established base salaries of its named executive officers for the 2011 fiscal year.  Except as set forth below, the 2011 salaries of the named executive officers currently are unchanged:

Name	2011 Salary

N.B. Forrest Shoaf	$435,204
Terry A. Maxwell	$360,278
Edward A. Greene	$364,619

2011 Annual Bonus Plan (the “2011 Bonus Plan”)

The 2011 Bonus Plan was adopted on July 28, 2010 in order to reward officers of the Company and its subsidiaries for the Company’s 2011 financial performance.  The payment of a bonus is dependent upon the Company achieving a minimum level of operating income from continuing operations during 2011 (the “Performance Goal”), in which case executive officers will be eligible to receive a bonus of up to 200% of target (target being median reflected by our peer group).  The Company intends for payments under the 2011 Bonus Plan to qualify as “performance based” compensation under Section 162(m) to the maximum amount allowed under the Omnibus Plan.  A copy of the 2011 Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference as if copied verbatim.

If the Performance Goal is not met, no bonus will be paid to any “Covered Employee,” which means an officer to whom Section 162(m) applies.  If the Performance Goal is achieved and the executives therefore become eligible for the bonuses at 200% of target, the Compensation Committee may exercise discretion to decrease but not increase the bonus paid to any “Covered Employee,” based upon such factors as the Committee, in its discretion, deems appropriate.  The following table indicates the target and maximum bonus (expressed as a percentage of base salary) for which any of the following officers would be eligible assuming achievement of the Performance Goal:

Name	Target Bonus Percentage	Eligible Bonus Percentage
Michael A. Woodhouse	125%	250%
Sandra B. Cochran	100%	200%
Douglas Barber	100%	200%
N.B. Forrest Shoaf	70%	140%
Terry Maxwell	70%	140%
Edward A. Greene	50%	100%

In no case can an executive’s actual award under the 2011 Bonus Plan exceed the maximum award, regardless of the level of satisfaction of the performance goal.

Item 7.01.  Regulation FD Disclosure.

On July 29, 2010, the Company's Board of Directors authorized the repurchase during the 2011 fiscal year of up to $65 million of the Company’s common stock to be made from time to time through open market transactions at management’s discretion solely to offset potential dilution that might result from the issuance of shares during the 2011 fiscal year under the Company's equity compensation plans.

Item 8.01.  Other Events.

On July 29, 2010, the Company's Board of Directors established December 1, 2010 as the date for this year’s annual meeting of the Company’s shareholders, which will be held in Lebanon, Tennessee at the Company’s offices.  The Company has established October 4, 2010 as the record date for voting at the annual meeting.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2010	CRACKER BARREL OLD COUNTRY
STORE, INC.

	By:	/s/ N.B. Forrest Shoaf
	Name:	N.B. Forrest Shoaf
	Title:	Senior Vice President, Secretary
and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cracker Barrel Old Country Store, Inc. FY2011 Annual Bonus Plan